UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
April 12, 2019

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2019, Adtalem Global Education Inc. (“Adtalem”), entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with OCL Financial Services LLC, a Delaware limited liability company (“OCL FS”) and OCL Professional Education, Inc., a Delaware corporation (“Seller”), pursuant to which Adtalem agreed to purchase all of the membership interests of OCL FS from Seller.  OCL FS offers education and compliance solutions courses in the field of financial services.

Subject to the terms and conditions of the Purchase Agreement, at the closing of the transaction, Adtalem will pay consideration of $121,000,000 in cash to Seller, subject to adjustments for working capital, cash, indebtedness and transaction expenses, to acquire all of the membership interests of OCL FS (the “Transaction”).

The completion of the Transaction is subject to customary closing conditions, including: (1) the expiration or early termination of the waiting period applicable to the completion of the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the absence of law prohibiting, or any order, injunction or other legal or regulatory restraint or prohibition preventing the Transaction; (3) subject to certain materiality and other qualifications, the accuracy of certain representations and warranties made by each of Adtalem, OCL FS and Seller, respectively, as of the date of the Purchase Agreement and the date of the closing of the Transaction; and (4) the performance in all material respects by each of Adtalem and Seller, respectively, of its obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants, including among other covenants, providing that both parties use their respective best efforts to obtain regulatory approvals and for OCL FS and Seller to operate OCL FS’s business in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to preserve the present business operations, organization and goodwill of OCL FS.

The Purchase Agreement includes customary termination provisions in favor of Adtalem on the one hand, and Seller on the other hand.  Both Adtalem and Seller have the right to terminate the Purchase Agreement if the closing of the Transaction has not occurred by September 30, 2019, subject to a limited automatic extension of nine months.  The Purchase Agreement further provides that upon termination of the Purchase Agreement under certain limited circumstances, Adtalem will be required to pay Seller a termination fee of $5,000,000.

Both Adtalem and Seller have agreed, subject to certain limitations, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement.

The Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Adtalem or OCL FS.  Investors should not rely on the representations, warranties and covenants or descriptions thereof as characterizations of the actual state of facts or condition of Adtalem or any of its subsidiaries or affiliates.  The information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01                          Regulation FD Disclosure

On April 15, 2019, Adtalem issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Adtalem’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01                          Financial Statements and Exhibits

Exhibit No.	Description

2.1
Membership Interests Purchase Agreement, dated as of April 12, 2019, by and among Adtalem Global Education Inc., OCL Financial Services LLC, a Delaware limited liability company and OCL Professional Education, Inc., a Delaware corporation

99.1	Press Release of Adtalem Global Education Inc. dated April 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

	By:	/s/ Stephen W. Beard
Stephen W. Beard
Chief Operating Officer, General Counsel and Secretary

April 15, 2019